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                                                                    EXHIBIT 4.06


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                           CARAUSTAR INDUSTRIES, INC.,


                                   as Issuer,


                                       and


                              THE BANK OF NEW YORK,


                                   as Trustee





                          FIRST SUPPLEMENTAL INDENTURE


                            Dated as of June 1, 1999


                       $200,000,000 7 3/8% NOTES due 2009






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                          FIRST SUPPLEMENTAL INDENTURE

         FIRST SUPPLEMENTAL INDENTURE, dated as of June 1, 1999, between CARAUSTAR INDUSTRIES, INC., a North Carolina corporation (the "Company"), having its principal office at 3100 Washington Street, Austell, Georgia, 30106, and THE BANK OF NEW YORK, as Trustee hereunder (the "Trustee"), having its Corporate Trust Office at 101 Barclay Street, 21W, Corporate Trust Administration,
New York, NY 10286. Terms used herein which are defined in the Indenture (as defined below) shall have the respective meanings assigned to them in the Indenture.

                             RECITALS OF THE COMPANY

         The Company and the Trustee have entered into an Indenture (the "Indenture") dated as of the date hereof, providing for the issuance of debt securities in series.

         For its lawful corporate purposes, the Company desires to create and authorize the series of 7 3/8% Notes due 2009 in an aggregate principal amount of $200,000,000 (the "Notes"), and to provide the terms and conditions upon which the Notes are to be executed, registered, authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this First Supplemental Indenture.

         The Notes are a series of Securities (as that term is defined in the Indenture) and are being issued under the Indenture, as supplemented by this First Supplemental Indenture, and are subject to the terms contained therein and herein.

         WHEREAS, the Notes are to be substantially in the following form:

                           CARAUSTAR INDUSTRIES, INC.
                              7 3/8% Note due 2009

No.___                                                             $200,000,000

                                 CUSIP NO.______

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


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         Caraustar Industries, Inc., a corporation duly organized and existing under the laws of the State of North Carolina (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of Two Hundred Million Dollars ($200,000,000) on June 1, 2009 and to pay interest thereon from June 1, 1999 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on June 1 and December 1 in each year, commencing December 1, 1999, at the rate of 7 3/8% per annum, until the principal hereof is paid or made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the rate of 7 3/8% per annum on any overdue principal and premium and on any overdue installment of interest, provided that any principal and premium, and any such installment of interest, which is overdue shall bear interest at the rate of 7 3/8% per annum (to the extent permitted by applicable law), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. The amount of interest payable for any period shall be computed on the basis of twelve 30-day months and a 360-day year. The amount of interest payable for any partial period shall be computed on the basis of a 360-day year of twelve 30-day months and the days elapsed in any partial month. In the event that any date on which interest is payable on this Security is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable. A "Business Day" shall mean, when used with respect to any Place of Payment, each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment are authorized or obligated by law or executive order to close. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 15 or November 15 (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Securities of this series may be listed or traded, and upon such notice as may be required by such exchange or automated quotation system, all as more fully provided in said Indenture).

         Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the office or agency of the Company maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.


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         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                            CARAUSTAR INDUSTRIES, INC.


                                            By:
                                               ------------------------------

Attest:



--------------------------


                                [Reverse of Note]

         This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of June 1, 1999, (herein called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture, the First Supplemental Indenture, dated as of June 1, 1999 (herein called the "First Supplemental Indenture", which term shall have the meaning assigned to it in such instrument) between the Company and the Trustee and all other indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof.

         The Securities of this series are subject, at the election of the Company, to redemption as a whole or in part at any time upon not less than 30 nor more than 60 days' notice by mail at the greater of (i) 100% of the principal amount of the Securities being redeemed or (ii) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the Securities (not including any portion of those payments of interest accrued as of the Redemption Date) discounted to the Redemption Date on a semi-annual basis assuming a 360 day year consisting of twelve 30 day months at the Adjusted Treasury Rate plus 25 basis points plus, in each case, accrued and unpaid interest on the Securities to the


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Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

         For purposes of determining the amount at which the Securities may be redeemed, the following terms shall have the meanings set forth next to each of them below:

         "Adjusted Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

         "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of a selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities.

         "Comparable Treasury Price" means, with respect to any redemption date,
     (i) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotation, or (ii) if the Trustee obtains fewer than three Reference Treasury Dealer Quotations, the average of the quotations.

         "Quotation Agent" means the Reference Treasury Dealer appointed by the Company.

         "Reference Treasury Dealer" means (i) each of Banc of America Securities LLC, BT Alex. Brown Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation and SunTrust Equitable Securities Corporation and their respective successors; however, if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company will substitute another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer selected by the Company.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by the Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding the redemption date.


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         In the event of redemption of this Security in part only, a new
Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

         If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture contains provisions for Defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity satisfactory to the Trustee in its reasonable judgment, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and


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unconditional, to pay the principal of and any premium and interest on this
Security at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth and set forth herein, the transfer of this Security is registerable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Securities of this series are issuable only in registered form without coupons in denominations of $1,000.00 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         All terms used in this Security which are defined in the Indenture or the First Supplemental Indenture shall have the meanings assigned to them in the Indenture or the First Supplemental Indenture, as the case may be.

         THE INDENTURE, THE FIRST SUPPLEMENTAL INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: June 1, 1999                 THE BANK OF NEW YORK,
                                     As Trustee


                                    By:
                                       -------------------------------------
                                            Authorized Signatory





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         All acts and things necessary to make the Notes, when executed by the
Company and authenticated and delivered by or on behalf of the Trustee as provided in this Supplemental Indenture, the valid, binding and legal obligations of the Company, and to constitute these presents a valid indenture and agreement according to its terms, have been done and performed;

         NOW, THEREFORE, in order to declare the terms and conditions upon which the Notes are executed, registered, authenticated, issued and delivered, and in consideration of the premises, of the purchase of such Notes by the Holders thereof and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders from time to time of such Notes, as follows:

                                    ARTICLE I
                      CREATION AND AUTHORIZATION OF SERIES

         There is hereby created and authorized the series of Notes entitled the "7 3/8% Notes Due 2009," which shall be a series in an aggregate principal amount of $200,000,000.

                                   ARTICLE II
                  SPECIAL PROVISIONS APPLICABLE TO SUCH SERIES

         (a) Except as otherwise set forth herein and in the Notes, the terms of the Notes shall be as set forth in the Indenture, including those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code 77aaa-77bbbb), as amended, as in effect on the date of the Indenture (the "Act"). Holders are referred to the Indenture and the Act for a statement of such terms.

         (b) The Notes shall include all of the terms in the form of the Notes contained in the Recitals to this First Supplemental Indenture.

         (c) The aggregate principal amount of the Notes may be changed from time to time pursuant to Section 301(2) of the Indenture. All the Notes need not be issued at the same time and this series of the Notes may be reopened at any time, without the consent of any Holder, for issuances of additional Notes.

         (d) The provisions of Section 1402 of the Indenture entitled "Defeasance and Discharge" shall be applicable to the Notes.


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         (e) The provisions of Section 1403 of the Indenture entitled "Covenant
Defeasance" shall be applicable to the Notes.

         (f) The provisions of Article Twelve of the Indenture entitled "Sinking Funds" shall not be applicable to the Notes.

         (g) The paying agent for the Notes issued pursuant hereto shall be The Bank of New York at its principal corporate trust office located at 101 Barclay Street, 21W, Floor, Corporate Trust Administration, New York, NY 10286.

                            [Signature page follows]
















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     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental
Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                        CARAUSTAR INDUSTRIES, INC.


                                        By: /s/ H. Lee Thrash, III
                                           ------------------------------------
                                           Name: H. Lee Thrash, III
                                           Title: V.P. & CFO


[CORPORATE SEAL]


Attest:

By: /s/ Marinan R. Mays
    ----------------------------------
    Name: Marinan R. Mays
    Title: Corporate Secretary


                                        THE BANK OF NEW YORK, Trustee


                                        By: /s/ Marie E. Trimboli
                                            -----------------------------------
                                            Name: Marie E. Trimboli
                                            Title: Assistant Treasurer


[CORPORATE SEAL]